Exhibit 32.2

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Harvey Lalach, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the annual report on Form 10-K of Anavex Life Sciences Corp. for the period ended September 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	information contained in the annual report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Anavex Life Sciences Corp.

Date: December 24, 2009

/s/ Harvey Lalach
 Harvey Lalach
President, Chief Financial Officer, Secretary and Director
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Anavex Life Sciences Corp. and will be retained by Anavex Life Sciences Corp. and furnished to the Securities and Exchange Commission or its staff upon request.